    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1999


                                            REGISTRATION STATEMENT NO. 333-85821

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5


                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            MCK COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3661                            06-1555163
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            ------------------------

                             313 WASHINGTON STREET
                          NEWTON, MASSACHUSETTS 02458
                                 (617) 454-6100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                                STEVEN J. BENSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            MCK COMMUNICATIONS, INC.
                             313 WASHINGTON STREET
                          NEWTON, MASSACHUSETTS 02458
                                 (617) 454-6100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              JOHN J. EGAN III, P.C.                              MICHAEL A. CONZA, ESQ.
               JOHN B. STEELE, ESQ.                           TESTA, HURWITZ & THIBEAULT LLP
              MCDERMOTT, WILL & EMERY                                 125 HIGH STREET
                  28 STATE STREET                               BOSTON, MASSACHUSETTS 02110
         BOSTON, MASSACHUSETTS 02109-1775                             (617) 248-7000
                  (617) 535-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 5 to the Registration Statement on Form S-1 is being filed solely for the purpose of amending certain exhibits.


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                               AMOUNT
-----------------                                             ----------
SEC Registration Fee........................................  $   17,392
NASD Filing Fee.............................................       6,756
Nasdaq National Market Listing Fee..........................      90,000
Accounting Fees and Expenses................................     250,000
Legal Fees and Expenses.....................................     400,000
Printing Expenses...........................................     100,000
Blue Sky Qualification Fees and Expenses....................      15,000
Transfer Agent's Fee........................................      10,000
Miscellaneous...............................................     210,852
                                                              ----------
Total.......................................................  $1,100,000

---------------

     The amounts set forth above, except for the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Nasdaq National Market fees, are in each case estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Section 145 of the Delaware General Corporation Law,
Article VII of our amended and restated certificate of incorporation provides that no director of MCK Communications be personally liable to MCK Communications, its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to MCK Communications or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, the first amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Article V of our amended and restated by-laws provides for indemnification by MCK Communications of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of MCK Communications, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

     Under Section 7 of the underwriting agreement to be filed as Exhibit 1.1 hereto, the underwriters have agreed to indemnify, under certain conditions, MCK Communications, its directors, certain officers and persons who control MCK Communications within the meaning of the Securities Act against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Set forth in chronological order below is information regarding the number of shares of capital stock issued by the Registrant during the past three years. Further included is the consideration, if any, received by the Registrant for such shares, and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

     1. An aggregate of 1,652,400 shares of Series A preferred stock (which are subject to redemption, and will be redeemed, upon the completion of this initial public offering) were issued in a private placement in July 1998 to investment funds associated with Summit Partners. The consideration received for such shares was $1,652,400.

     2. An aggregate of 28,505 shares of Series C preferred stock (which are subject to redemption, and will be redeemed, upon the completion of this initial public offering) was issued in a private placement in July 1998 to investment funds associated with Lazard Freres, and certain other purchasers, pursuant to a Stock Purchase Agreement. The consideration received for such shares was $2,500,000.

     3. An aggregate of 1,672,354 shares of Series D preferred stock (which are convertible into 2,558,702 shares of common stock) was issued in a private placement in July 1998 to investment funds associated with Lazard Freres, and certain other purchasers, pursuant to a Stock Purchase Agreement. The consideration received for such shares was $2,500,000.

     4. From January 1998 to September 1999, an aggregate of 2,081,328 shares of common stock was sold to certain directors and key executives of MCK Communications pursuant to Stock Restriction Agreements and a Stock Purchase Agreement for prices ranging from $.098 to $8.17 per share. The aggregate consideration received for such shares was $1,099,551.75.

     5. From June 1996 to September 1999, MCK Communications granted stock options to purchase an aggregate of 2,137,913 shares of common stock to directors, employees and consultants with exercise prices ranging from $.001 to $2.50 per share pursuant to MCK Communications 1996 Stock Option Plan. As of September 30, 1999, 630,446 shares of common stock have been issued upon exercise of options.

     6. Prior to August 1996, we sold several series of preferred stock to investment funds associated with Summit Partners and certain entities associated with Wilson, Sonsini, Goodrich and Rosati, P.C. For additional information regarding the sale of preferred stock to the Summit Partners Group, see "Certain Transactions with Related Parties."

     No underwriters were used in connection with these sales and issuances. The sales and issuances of these securities were exempt from registration under the Securities Act pursuant to Rule 701 promulgated thereunder on the basis that these securities were offered and sold either pursuant to a written compensatory benefit plan or pursuant to written contracts relating to compensation, as provided by Rule 701, or pursuant to Section 4(2) of the Securities Act on the basis that the transactions did not involve a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

   **1.1  Form of Underwriting Agreement.
   **2.1  Stock and Note Purchase Agreement, dated as of June 27,
          1996, by and among MCK Communications, Inc., MCK
          Telecommunications, Inc., Cal Manz, Manz Developments, Inc.
          and the Investors named therein (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).

     **2.2  Stock Purchase Agreement, dated as of July 16, 1998, by and among MCK Communications, Inc. and the
            Purchasers named therein (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).
     **3.1  Certificate of Incorporation of the Registrant.
     **3.2  Form of First Amended and Restated Certificate of Incorporation of the Registrant (to be filed prior to the effectiveness of the offering).
     **3.3  Form of Second Amended and Restated Certificate of Incorporation of the Registrant (to be filed following the consummation of this offering).
     **3.4  By-laws of the Registrant.
     **3.5  Form of First Amended and Restated By-laws of the Registrant (to be effective upon consummation of the offering).
     **4.1  Specimen certificate for shares of common stock, $.001 par value, of the Registrant.
     **5.1  Opinion of McDermott, Will & Emery as to the validity of the securities being offered.
    **10.1  Amended and Restated Stockholders' Agreement, dated July 16, 1998, between the Registrant and the
            Stockholders named therein.
    **10.2  Amended and Restated Registration Rights Agreement, dated July 16, 1998, between the Registrant and the
            Stockholders named therein.
    **10.3  Amended and Restated 1996 Stock Option Plan of the Registrant.
    **10.4  1999 Stock Option and Grant Plan of the Registrant.
    **10.5  Class A Subordinated Promissory Note issued by MCK Communications, Inc. to WS Investment Company 96A in
            the amount of $8,750 dated June 27, 1996.
    **10.6  Class A Subordinated Promissory Note issued by MCK Communications, Inc. to Trustee, WSGR Retirement
            Plan FBO Jeffery D. Saper in the amount of $16,250 dated June 27, 1996.
    **10.7  Class A Subordinated Promissory Note issued by MCK Communications, Inc. to Summit Subordinated Debt
            Fund, L.P. in the amount of $4,875,500 dated June 27, 1996.
    **10.8  Class A Subordinated Promissory Note issued by MCK Communications, Inc. to Summit Investors III in the
            amount of $99,500 dated June 27, 1996.
    **10.9  Form of Stock Restriction Agreement for sale of restricted stock to executive officers.
   **10.10  Form of Promissory Note for purchase of restricted stock by executive officers.
   **10.11  Form of Pledge Agreement.
   **10.12  Form of Bonus Agreement.
   **10.13  Lease Agreement between Manz Developments, Inc. and MCK Telecommunications, Inc. dated January 1, 1996.
   **10.14  Office Lease between MCK Communications, Inc. and 313 Washington Street, LLC dated June 2, 1997, as amended April 22, 1998 and June 30, 1998.
    +10.15  Agreement between MCK Communications, Inc. and Lucent Technologies, Inc. effective as of April 30,
            1999.
    +10.16  Master Support Agreement between MCK Communications, Inc. and Vital Networks, Inc. dated June 28, 1999.
   **10.17  Amended and Restated Loan and Security Agreement between MCK Communications, Inc. and BankBoston, N.A.
            dated July 1, 1999.
    **16.1  Letter regarding change in certifying accountants
    **23.1  Consent of McDermott, Will & Emery (included in Exhibit 5.1 hereto).
    **23.2  Consent of Ernst & Young LLP.
    **23.3  Consent of PricewaterhouseCoopers LLP

  **24.1  Powers of Attorney (included on page II-5).
  **27.1  Financial Data Schedule.

---------------
** Previously filed.

 + Confidential treatment requested as to portions of this exhibit. The confidential information has been filed separately with the Securities and Exchange Commission.


     (b) Consolidated Financial Statement Schedules

     All schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes to those statements.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on October 18, 1999.


                                          MCK COMMUNICATIONS, INC.

                                          By:     /s/ STEVEN J. BENSON
                                            ------------------------------------
                                                      Steven J. Benson
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                    TITLE                       DATE
                     ---------                                    -----                       ----
               /s/ STEVEN J. BENSON                  President, Chief Executive          October 18, 1999
---------------------------------------------------    Officer and Director
                 Steven J. Benson                      (Principal Executive Officer)

                         *                           Chief Financial Officer             October 18, 1999
---------------------------------------------------    (Principal Financial Officer
                   Paul K. Zurlo                       and Principal Accounting
                                                       Officer)

                         *                           Director                            October 18, 1999
---------------------------------------------------
                  Calvin K. Manz

                         *                           Director                            October 18, 1999
---------------------------------------------------
                  John B. Landry

                         *                           Director                            October 18, 1999
---------------------------------------------------
                  Gregory M. Avis

                         *                           Director                            October 18, 1999
---------------------------------------------------
                Michael H. Balmuth

                         *                           Director                            October 18, 1999
---------------------------------------------------
                   Paul Severino

            * By: /s/ STEVEN J. BENSON
   --------------------------------------------
                 Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                        EXHIBIT DESCRIPTION
--------                       -------------------
   **1.1   Form of Underwriting Agreement.
   **2.1   Stock and Note Purchase Agreement, dated as of June 27,
           1996, by and among MCK Communications, Inc., MCK
           Telecommunications, Inc., Cal Manz, Manz Developments, Inc.
           and the Investors named therein (excluding schedules, which the Registrant agrees to furnish supplementally to the
           Commission upon request).
   **2.2   Stock Purchase Agreement, dated as of July 16, 1998, by and among MCK Communications, Inc. and the Purchasers named
           therein (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).
   **3.1   Certificate of Incorporation of the Registrant.
   **3.2   Form of First Amended and Restated Certificate of
           Incorporation of the Registrant (to be filed prior to
           effectiveness of the offering).
   **3.3   Form of Second Amended and Restated Certificate of
           Incorporation of the Registrant (to be filed following the consummation of this offering).
   **3.4   By-laws of the Registrant.
   **3.5   Form of First Amended and Restated By-laws of the Registrant
           (to be effective upon consummation of the offering).
   **4.1   Specimen certificate for shares of common stock, $.001 par value, of the Registrant.
   **5.1   Opinion of McDermott, Will & Emery as to the validity of the securities being offered.
  **10.1   Amended and Restated Stockholders' Agreement, dated July 16,
           1998, between the Registrant and the Stockholders named
           therein.
  **10.2   Amended and Restated Registration Rights Agreement, dated
           July 16, 1998, between the Registrant and the Stockholders named therein.
  **10.3   Amended and Restated 1996 Stock Option Plan of the
           Registrant.
  **10.4   1999 Stock Option and Grant Plan of the Registrant.
  **10.5   Class A Subordinated Promissory Note issued by MCK
           Communications, Inc. to WS Investment Company 96A in the
           amount of $8,750 dated June 27, 1996.
  **10.6   Class A Subordinated Promissory Note issued by MCK
           Communications, Inc. to Trustee, WSGR Retirement Plan FBO
           Jeffery D. Saper in the amount of $16,250 dated June 27,
           1996.
  **10.7   Class A Subordinated Promissory Note issued by MCK
           Communications, Inc. to Summit Subordinated Debt Fund, L.P.
           in the amount of $4,875,500 dated June 27, 1996.
  **10.8   Class A Subordinated Promissory Note issued by MCK
           Communications, Inc. to Summit Investors III in the amount of $99,500 dated June 27, 1996.
  **10.9   Form of Stock Restriction Agreement for sale of restricted stock to executive officers.
 **10.10   Form of Promissory Note for purchase of restricted stock by executive officers.
 **10.11   Form of Pledge Agreement.
 **10.12   Form of Bonus Agreement.
 **10.13   Lease Agreement between Manz Developments, Inc. and MCK
           Telecommunications, Inc. dated January 1, 1996.
 **10.14   Office Lease between MCK Communications, Inc. and 313
           Washington Street, LLC dated June 2, 1997, as amended April
           22, 1998 and June 30, 1998.
  +10.15   Agreement between MCK Communications, Inc. and Lucent
           Technologies, Inc. effective as of April 30, 1999.
  +10.16   Master Support Agreement between MCK Communications, Inc.
           and Vital Networks, Inc. dated June 28, 1999.

EXHIBIT
 NUMBER                        EXHIBIT DESCRIPTION
--------                       -------------------
 **10.17   Amended and Restated Loan and Security Agreement between MCK
           Communications, Inc. and BankBoston, N.A. dated July 1,
           1999.
  **16.1   Letter regarding change in certifying accountants
  **23.1   Consent of McDermott, Will & Emery (included in Exhibit 5.1 hereto).
  **23.2   Consent of Ernst & Young LLP.
  **23.3   Consent of PricewaterhouseCoopers LLP
  **24.1   Powers of Attorney (included on page II-5).
  **27.1   Financial Data Schedule.


---------------
** Previously filed.

 + Confidential treatment requested as to portions of this exhibit. The confidential information has been filed separately with the Securities and Exchange Commission.